Exhibit 99.1

Investor Contact:	Press Contact:
Stacey Fisher	Lorne Fisher
954-924-3427	954-258-1786
sfisher@fish-consulting.com	lfisher@fish-consulting.com

FIND/SVP ANNOUNCES 2005 SECOND QUARTER AND FIRST HALF RESULTS
-- Revenues and Adjusted EBITDA* Increase 17% and 73% in Second Quarter--
-- Redefines Sales Strategy Focusing on In-Depth and Market Research Services--

NEW YORK, August 11, 2005—FIND/SVP, Inc. (OTCBB: FSVP), the nation’s only single-source provider of custom business research services, today announced its operating results for the second quarter and first half of 2005.

Revenues in the second quarter of 2005 were $11,329,000, an increase of 16.7% versus revenues of $9,711,000 in the prior year. For the quarter ended June 30, 2005, EBITDA* was $(163,000) as compared to $(460,000) in the prior year. Adjusted EBITDA* was $867,000, representing a 72.7% increase over the $502,000 of Adjusted EBITDA one year earlier. Net loss attributable to common shareholders for the second quarter was $(577,000), or $(0.03) per share, as compared to a loss of $(1,472,000), or $(0.09) per share, in the second quarter of the prior year.

The EBITDA and net loss results for the second quarter of 2005 include $1,030,000 in various non-recurring charges, primarily resulting from the acquisitions of Signia Partners and Atlantic Research & Consulting on April 1, 2005. In addition, the EBITDA, Adjusted EBITDA, and net loss results include $204,000 in stock compensation expense for the same period.

For the first half of 2005, revenues were $20,115,000, an increase of 4.1% versus revenues of $19,317,000 one year earlier. EBITDA* for the period was $284,000 versus $(2,000) one year earlier. Adjusted EBITDA* for the period was $1,350,000, representing a 2.8% increase over the $1,313,000 of Adjusted EBITDA one year earlier. Net loss attributable to common shareholders for the six months was $(536,000), or $(0.03) per share, as compared to a loss of $(1,673,000), or $(0.11) per share, in the first half of the prior year.

The EBITDA and net loss results for the first six months of 2005 include $1,066,000 in acquisition and other non-recurring charges. In addition, the EBITDA, Adjusted EBITDA, and net loss results include $342,000 in stock compensation expense for the same period. Signia Partners and Atlantic Research & Consulting’s results of operations are included in FIND/SVP’s results of operations from April 1, 2005.

As of June 30, 2005, FIND/SVP had cash on hand of $2,237,000 and stockholders’ equity of $20,013,000.

Commenting on the results, David Walke, Chief Executive Officer, said, “The strong operational and financial growth in the second quarter and first half of 2005 are reflective of the positive effects of our continued development as the nation’s only single-source provider of business research services. From a financial standpoint, we reported solid growth in revenues and increased Adjusted EBITDA, both on a comparable year-over-year as well as sequential basis, primarily resulting from our ongoing strategic acquisition program.”

“The reported net loss for the second quarter and first half of 2005 is wholly related to one-time charges resulting from the acquisitions of Atlantic Research & Consulting and Signia Partners on April 1st of this year, as well as non-cash stock compensation expense. Adjusting for these costs FIND/SVP was profitable for both periods, and achieved healthy increases in EBITDA,” Mr. Walke continued.

“From an operational perspective, we further expanded our business research platform through the acquisition of Signia Partners, one of the leading providers of in-depth business research and fact-based decision support,” Mr. Walke continued. “In addition, the acquisition of Atlantic Research & Consulting, a leading provider of custom market research services, extends our market and geographical presence in this sector.”

Mr. Walke noted that after incorporating these acquisitions, FIND/SVP’s legacy, on-demand Business Inquiry Service now constitutes less than 35% of consolidated revenues. Furthermore, despite the adoption of numerous product strategies and redesigns, new retainer sales in the first half of the year continued to be well below expectations. On the other hand, retention of retainer clients in the second quarter was the strongest in over 10 years, and lead generation for projects was very strong as well.

“As a consequence”, Mr. Walke said, “we have decided to focus the great majority of our sales efforts on our project-related business units. Therefore, in June, we significantly restructured our sales force and approach, which provides for a smaller direct sales force responsible for identifying in-depth and market research opportunities. This restructuring is in line with the evolution of our business focus and the research needs of our existing and prospective clients. We believe that this also allows for us to most cost-effectively leverage our client retainer base.”

“The sales force restructuring will reduce our net sales costs by over $600,000 in the second half of the year, while the one-time costs associated with this restructuring were already reflected in the second quarter’s restructuring charge.”

FIND/SVP also announced consolidated financial results for the first half of 2005, giving effect to the contributions of Atlantic Research and Signia Partners as if each had been acquired on January 1, 2005. Internal pro forma estimates for the first half indicate revenues of approximately $22,600,000, and Adjusted EBITDA exclusive of stock compensation expense of $2,067,000.

“These results represent increases in revenues and Adjusted EBITDA of approximately 18% and 57%, respectively, for the comparable six month periods,” Mr. Walke said. “While our pro-forma Adjusted EBITDA margins of 8% for the period are below where we would like to be, we are optimistic for steady improvement in the months ahead as the positive effects of integration synergies and our redefined sales strategies become evident.”

*EBITDA, which is defined as net income (loss) before interest, income taxes, and depreciation and amortization and Adjusted EBITDA, which is defined as net income (loss) before interest, income taxes, and depreciation and amortization, compensation expense from options granted “in the money”, other income, and other non-recurring charges , is presented in the earnings release because our credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a line of credit totaling $4,500,000, includes financial and other covenants which are based on or refer to Adjusted EBITDA and EBITDA. Management also believes that EBITDA and Adjusted EBITDA are useful measures to investors, allowing them to focus on our recurring results of operations. Additionally, management believes that EBITDA and Adjusted EBITDA are common alternatives to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Find/SVP has provided reconciliations to the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call Information

Management will host a conference call today, August 11, 2005, at 11:30 a.m. ET (8:30 a.m. PT) to review the second quarter financial results. To access the call, dial (800) 370-0898. To listen to the live web cast go to: http://www.findsvp.com in the Investor Relations area of the web site. A replay of the conference call will be available two hours after the call for five business days. Investors may access the replay by dialing (877) 519-4471 and entering the following pass code: 6344289.  In addition, the call will be available over the Internet at http://www.findsvp.com in the Investor Relations area of the web site.

About FIND/SVP

FIND/SVP, Inc. (OTC Bulletin Board: FSVP - News) is a knowledge services company that leverages the expertise and resources of its professional research teams to help its member clients protect and further their business interests. FIND/SVP helps executives enhance their business performance, profit from opportunities and address critical issues through targeted research and advisory work, providing its nearly 2,000 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide. FIND/SVP is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting FIND/SVP's website at http://www.findsvp.com.

Forward-Looking Statements

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for FIND/SVP’s markets and the demand for its services, the success of FIND/SVP’s cross-selling efforts and new project and program launches, future cash flows from operations, FIND/SVP’s future revenues and margin requirements, growth in costs and expenses and the impact of acquisitions the effects of a sales force restructuring, and other unusual items, including our ability to integrate and obtain the anticipated results and synergies from our acquisitions of Atlantic Research & Consulting and Signia Partners. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended June 30
	2005	2004 (as restated) (5)

Revenue	$11,329,000	$9,711,000

Operating loss	$(482,000)	$(745,000)

EBITDA (1), (2), (4)	$(163,000)	$(460,000)

Adjusted EBITDA (1), (2), (4)	$867,000	$502,000

Loss Before Income Taxes	$(624,000)	$(2,028,000)

Net loss	$(567,000)	$(1,462,000)

Loss attributable to common shareholders’(3), (4)	$(577,000)	$(1,472,000)

Loss Per Share - Basic & Diluted (4)	$(0.03)	$(0.09)

Weighted Average Shares
Outstanding - Basic & Diluted	20,168,505	16,762,013

(1) Adjusted EBITDA (000’s omitted) for the three months ended June 30, 2005 is as follows:

Net loss	$(567)
Tax provision (benefit)	(57)
Depreciation and amortization	350
Interest expense	111

EBITDA	$(163)
Non-recurring severance related to restructuring	775
Acquisition related integration costs	103
Sarbanes-Oxley 404 implementation fees	50
Other	102

Adjusted EBITDA	$867

(2) EBITDA (000’s omitted) for the three months ended June 30, 2004 is as follows:

Net loss	$(1,462)
Tax benefit	(566)
Depreciation and amortization	192
Interest expense	1,376

EBITDA	$(460)
Non-recurring severance	395
Lease related charge	512
Stock compensation expense from “in the money”
Option grants	(43)
Other	98

Adjusted EBITDA	$502

(3) Net loss for the three months ended June 30, 2005 of $(567,000) was reduced by preferred dividends of $10,000, resulting in loss attributable to common shareholders of $(577,000).

(4) Exclusive of $204,000 of stock compensation expense for the three months ended June 30, 2005, EBITDA and Adjusted EBITDA would have been $41,000 and $1,071,000, respectively, Loss attributable to common shareholders would have been $(373,000), and Loss Per Share-Basic and Diluted would have been $(0.02).

(5) In 2004, the Company adopted the fair value method of accounting for stock based compensation prescribed by SFAS No. 123 under the modified prospective method permitted by SFAS No. 148. The adoption of SFAS No. 123 was effective January 1, 2004 and was reflected in the Company’s annual consolidated financial statements for the year ended December 31, 2004. Accordingly, the June 30, 2004 interim Condensed Consolidated Statements of Operations have been restated to reflect the adoption of SFAS No. 123.

The following is a summary of the effects of the adoption of SFAS No. 123 on the Company’s previously reported consolidated financial statements as of and for the three months ended June 30, 2004.

(in thousands)	As Previously Reported	As Restated for the Adoption of SFAS No. 123
For the three months ended:
Direct costs	$5,876	$5,994
Selling, general and administrative expenses	4,507	4,462
Operating loss	(672)	(745)
Loss before benefit for income taxes	(1,955)	(2,028)
Net loss	(1,389)	(1,462)
Net loss attributable to common shareholders	(1,399)	(1,472)
Net loss per common share - basic and diluted	$(0.08)	$(0.09)

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Six Months Ended June 30
	2005	2004 (as restated) (5)

Revenue	$20,115,000	$19,317,000

Operating loss	$(269,000)	$(506,000)

EBITDA (1), (2), (4)	$284,000	($2,000)

Adjusted EBITDA(1), (2), (4)	$1,350,000	$1,313,000

Loss Before Income Taxes	$(448,000)	$(2,110,000)

Net loss	$(516,000)	$(1,540,000)

Loss attributable to common shareholders’ (3), (4)	$(536,000)	$(1,673,000)

Loss Per Share - Basic & Diluted (4)	$(0.03)	$(0.11)

Weighted Average Shares
Outstanding - Basic & Diluted	19,787,331	15,004,459

(1) Adjusted EBITDA (000’s omitted) for the six months ended June 30, 2005 is as follows:

Net loss	$(516)
Tax provision (benefit)	68
Depreciation and amortization	617
Interest expense	115

EBITDA	$284
Non-recurring severance related to restructuring	909
Acquisition related integration costs	109
Sarbanes-Oxley 404 implementation fees	50
Other	(2)

Adjusted EBITDA	$1,350

(2) EBITDA (000’s omitted) for the six months ended June 30, 2004 is as follows:

Net loss	$(1,540)
Tax benefit	(570)
Depreciation and amortization	506
Interest expense	1,602

EBITDA	$(2)
Non-recurring severance	395
Lease related charge	512
Asset impairment	96
Stock compensation expense from “in the money”
Option grants	10
Other	302

Adjusted EBITDA	$1,313

(3) Net loss for the six months ended June 30, 2005 of $(516,000) was reduced by preferred dividends of $20,000, resulting in loss attributable to common shareholders of $(536,000).

(4) Exclusive of $342,000 of stock compensation expense for the six months ended June 30, 2005, EBITDA and Adjusted EBITDA would have been $626,000 and $1,692,000, respectively, Loss attributable to common shareholders would have been $(194,000), and Loss Per Share-Basic and Diluted would have been $(0.01).

(5) In 2004, the Company adopted the fair value method of accounting for stock based compensation prescribed by SFAS No. 123 under the modified prospective method permitted by SFAS No. 148. The adoption of SFAS No. 123 was effective January 1, 2004 and was reflected in the Company’s annual consolidated financial statements for the year ended December 31, 2004. Accordingly, the June 30, 2004 interim Condensed Consolidated Statements of Operations have been restated to reflect the adoption of SFAS No. 123.

The following is a summary of the effects of the adoption of SFAS No. 123 on the Company’s previously reported consolidated financial statements as of and for the six months ended June 30, 2004.

(in thousands)	As Previously Reported	As Restated for the Adoption of SFAS No. 123
For the six months ended:
Direct costs	$11,551	$11,449
Selling, general and administrative expenses	8,985	8,374
Operating loss	(1,219)	(506)
Loss before benefit for income taxes	(2,823)	(2,110)
Net loss	(2,253)	(1,540)
Net loss attributable to common shareholders	(2,386)	(1,673)
Net loss per common share - basic and diluted	$(0.16)	$(0.11)

FIND/SVP ESTIMATED PRO FORMA FINANCIAL DATA

Six Months Ended June 30
2005

Revenue	$22,600,000

Net loss	$(491,000)

EBITDA (2)	$542,000

Adjusted EBITDA (1), (2)	$1,725,000

(1) Pro Forma Adjusted EBITDA (000’s omitted) for the six months ended June 30, 2005 is as follows:

Pro Forma Net loss	$(491)
Tax provision (benefit)	272
Depreciation and amortization	640
Interest expense	121

Pro Forma EBITDA	$542
Non-recurring severance related to restructuring	909
Acquisition related integration costs	109
Sarbanes-Oxley 404 implementation fees	50
Other	115

Pro Forma Adjusted EBITDA	$1,725

(2) Exclusive of $342,000 of stock compensation expense for the six months ended June 30, 2005, Pro Forma EBITDA and Pro Forma Adjusted EBITDA would have been $884,000 and $2,067,000, respectively.

FIND/SVP, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	June 30	December 31
	2005	2004
	(unaudited)
Assets
Cash and cash equivalents	$2,237,000	$4,519,000
Accounts receivable, net	8,518,000	6,215,000
Deferred tax assets	634,000	696,000
Prepaid expenses and other current assets	1,438,000	1,240,000

Total Current Assets	12,827,000	12,670,000

Property, Plant & Equipment - Net	2,388,000	2,336,000
Goodwill, net	18,139,000	12,214,000
Intangibles, net	2,697,000	1,002,000
Deferred tax assets	783,000	783,000
Deferred rent	246,000	335,000
Cash surrender value of life insurance	127,000	127,000
Non-marketable equity securities	23,000	23,000
Other assets	1,054,000	532,000

Total assets	$38,284,000	$30,022,000

Liabilities and Shareholders' Equity
Trade accounts payable	$1,842,000	$1,267,000
Accrued expenses and other	5,524,000	5,099,000
Unearned retainer income	4,992,000	3,472,000
Current maturities of notes payable	924,000	--

Total current liabilities	13,282,000	9,838,000

Notes payable	3,600,000	--
Deferred compensation and other liabilities	799,000	404,000

Total liabilities	17,681,000	10,242,000

Redeemable, convertible, preferred stock	590,000	570,000

Redeemable common stock	--	1,090,000

Shareholders' Equity	20,013,000	18,120,000

Total Liabilities and Shareholders' Equity	$38,284,000	$30,022,000